Exhibit 10.3
AMENDED AND RESTATED
PROMISSORY NOTE

$____________________	Saginaw, Michigan
May 28, 2010
WHEREAS, NXOPINION, LLC, a Nevada limited liability company (“Old Borrower”) executed and delivered a certain Promissory Note dated __________________, 20_____ (the “Delivery Date”), as amended by a certain First Amendment to Promissory Note dated October 20, 2009 (as amended, the “Note”) in the principal amount of $____________________ payable to ___________________ (“Lender”).
WHEREAS, pursuant to the terms of a certain Agreement and Plan of Recapitalization, on even date herewith Robertson Health Services, Inc., a Nevada corporation (“Borrower”) has assumed the obligations of Old Borrower under the Note.
WHEREAS, Borrower and Lender, have agreed to amend and restate the Note to reflect, among other things, a date for repayment of the obligations hereunder.
WHEREAS, this Amended and Restated Promissory Note reevidences the indebtedness heretofore evidenced by the existing Note, is given in substitution for, and not as payment of, the existing Note and is in no way intended to (and shall not) constitute a novation or discharge of the existing Note or any other instrument.
NOW, THEREFORE, the Note is hereby amended and restated in its entirety as follows:
FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of Lender at such place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of _______________ thousand and 00/100 dollars ($__________), with interest thereon.
TERMS:
(a) Term. The entire balance of unpaid principal plus accrued interest shall be due and payable in immediately available funds on June 30, 2011.
(b) Interest. [The outstanding principal balance of the Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) from the Delivery Date at a per annum rate of the higher of 10% or one percent (1.0%) above the Wall Street Journal Prime Rate in effect from time to time. The “Wall Street Journal Prime Rate” is the interest rate reported daily in the Wall Street Journal, and the Prime Rate, as such rate varies from time to time. If the Wall Street Journal Prime Rate is decreased or increased, then the interest rate under this Note will decrease or increase by a like amount effective the day of each increase or decrease, but at no time shall this interest rate be less than 10%. If at any time the Wall Street Journal ceases publishing the Wall Street Journal Prime Rate, then the new index will be the prime commercial rate established or selected by Lender or its successor or assign.] [The outstanding principal balance of the Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) from the Delivery Date at a per annum rate of [18%][10%].]

(c) Interest Upon Event of Default. [Upon the occurrence of an Event of Default as described herein, the interest rate on outstanding indebtedness will be the higher of 15% or three percent (3.0%) above the Wall Street Journal Prime Rate in effect from time to time.] [Upon the occurrence of an Event of Default as described herein, the interest rate on outstanding indebtedness will be [10%][18%].]
(d) Payment of Interest. Interest accrued on this Note shall be payable upon loan repayment.
(e) Application of Payments. Each payment made on this Note shall be credited first, to any interest due and second, to the outstanding principal balance hereof.
EVENTS OF DEFAULT:
The occurrence of any of the following shall constitute an “Event of Default” under this Note:
(a) The failure to pay any principal, interest, fees or other charges when due hereunder.
(b) The filing of a petition by or against the Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of the Borrower; the Borrower becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or levy on any property of the Borrower.
(c) The dissolution or liquidation of the Borrower.
(d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which the Borrower has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.
(e) Any financial statement provided by the Borrower to Lender proves to be incorrect, false or misleading in any material respect.
(f) Any sale or transfer of all or a substantial or material part of the assets of the Borrower other than in the ordinary course of its business.

MISCELLANEOUS:
(a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by the Borrower, and the obligations, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. The Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorney’s fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to the Borrower or any other person or entity.
(b) Prepayment. The Borrower reserves the privilege of prepaying without premium the outstanding principal balance hereof, in whole or in part, at any time.
(c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Michigan.
(d) Usury. In no event shall the rate of interest on this Note exceed the maximum rate permitted by applicable law.
IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

ROBERTSON HEALTH SERVICES, INC.
By:
Name:
Its: